UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 266–8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Medical Officer

On April 18, 2016, Catalyst Biosciences, Inc. (the “Company”) announced the appointment of Howard Levy, M.B.B.Ch., Ph.D., M.M.M., as the Company’s Chief Medical Officer.

Dr. Levy, 62, has over 25 years of experience in the pharmaceutical industry. Since 2010, as a chief medical officer or consultant, he has advised various public and private biotechnology companies on clinical and drug development strategy and execution. In addition, Dr. Levy was the Senior Global Medical Program Director at CSL Bering in 2013, and he was the Senior Vice President and Chief Medical Officer at Inspiration Biopharmaceuticals, a company solely focused on innovation in hemophilia, in 2012. From 2008 to 2011, he served as Chief Medical Officer at Sangart, Inc., which was developing pegylated hemoglobin as an oxygen therapeutic agent and a treatment for sickle cell crisis. Prior to Sangart, from 2006 to 2008, Dr. Levy was Associate Vice President, Clinical Research, Medical and Regulatory Affairs, at Novo Nordisk and was responsible for a number of clinical research programs, including recombinant factor VIIa. Earlier in his career, Dr. Levy was Clinical Research Physician and Medical Director, Acute Care in the U.S. Medical Division of Eli Lilly and Company supporting post-marketing clinical trials and medical affairs for recombinant Activated Protein C (Xigris) in severe sepsis and antiplatelet agents ReoPro and prasugrel. He was also Chief of Critical Care Medicine at the University of New Mexico in Albuquerque for 11 years. Dr. Levy holds M.B.B.Ch and Ph.D. degrees from University of the Witwatersrand in Johannesburg, South Africa and a M.M.M. from Carnegie Mellon University’s H. John Heinz III College.

Under the terms of the Company’s offer letter with Dr. Levy dated April 15, 2016 (the “Offer Letter”), he is entitled to receive an initial annual base salary of $375,000, subject to review in January 2017. Dr. Levy will also have the opportunity to earn an annual performance-based bonus of up to 35% of his base salary (pro-rated for 2016). Further, as an inducement to his service with the Company, Dr. Levy is entitled to receive options to purchase 100,000 shares of the Company’s common stock, one-quarter of which will vest on the one-year anniversary of his April 18, 2016 start date, and the remainder of which will vest monthly thereafter at the rate of 1/48th the total number of shares per month, subject to acceleration as set forth below. In the event that the Company terminates Dr. Levy’s employment for any reason, he will have three months following his termination to exercise the vested portion of these options, except in the case of death or disability, for which he will have one year to exercise such options.

If Dr. Levy’s employment is terminated without “cause” or as a result of “constructive termination,” in each case after the one year anniversary of his start date and before a “change of control,” he shall be entitled to receive (i) continued payment of his base salary for six months and (ii) accelerated vesting as of the time of such termination with respect to all unvested options that would have vested during that six-month period. If Dr. Levy’s employment is terminated without “cause” or as a result of “constructive termination,” in each case after a “change of control,” he shall be entitled to receive (i) continued payment of his base salary for nine months and (ii) accelerated vesting as of the time of such termination with respect to all unvested options. Notwithstanding the foregoing, such severance is subject to Dr. Levy’s execution of a release of claims, and no cash severance will be paid during the six-month period following Dr. Levy’s termination unless the Company determines, in its good faith judgment, that paying such amounts would not cause Dr. Levy to incur additional taxes under Section 409A of the Internal Revenue Code (in which case payments will accrue and become payable the day after such six-month period).

The Offer Letter also provides certain other benefits and perquisites generally made available to similarly situated employees, including the option to participate in certain employee benefit plans and to receive paid time off benefits. Dr. Levy has also agreed to execute the Company’s standard agreement regarding confidential information, invention assignment and non-solicitation of employees. In connection with his employment, the Company intends to enter into an indemnification agreement with Dr. Levy on the Company’s standard form of indemnification agreement with directors and executive officers.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Dr. Levy, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

The Company’s press release announcing the expansion of its executive team, including the appointment of Dr. Levy, was issued on April 18, 2016 and is included as Exhibit 99.1 hereto.

CMO Inducement Award

On April 18, 2016, Dr. Levy received an employment inducement option (the “Inducement Option”) to purchase 100,000 shares of the Company’s common stock with an exercise price per share of $1.52, the closing price of the Company’s common stock as listed on the NASDAQ Capital Market on April 18, 2016, the date Dr. Levy’s employment with the Company commenced. The Inducement Option was made outside of the Company’s 2015 Stock Incentive Plan, as amended from time to time, as a material inducement to the decision by Dr. Levy to accept employment as Chief Medical Officer of the Company and is intended to qualify as an employment inducement grant under NASDAQ Listing Rule 5635(c)(4). The Inducement Option was approved by the Compensation Committee of the Board of Directors of the Company, which is comprised solely of independent directors, and the 2016 Inducement Stock Incentive Plan under which the Inducement Option was issued was approved and adopted by the Board of Directors of the Company, in each case at meetings held on April 15, 2016. All of the shares subject to the Inducement Option will vest and are exercisable in accordance with the Offer Letter, as discussed above.

The Company’s press release regarding the Inducement Option was issued on April 20, 2016 and is included as Exhibit 99.2 hereto.

Item 7.01	Regulation FD Disclosure.

On April 18, 2016, the Company announced the appointment of Jeffrey Landau, B.S., M.B.A., as Vice President of Business Development. The Company’s press release announcing the expansion of its executive team, including the appointment of Mr. Landau, was issued on April 18, 2016 and is included as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	2016 Inducement Stock Incentive Plan, including form of option award

99.1	Press release regarding expansion of management team issued on April 18, 2016, by Catalyst Biosciences, Inc.

99.2	Press release regarding Inducement Option issued on April 20, 2016, by Catalyst Biosciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: April 20, 2016	/s/ Nassim Usman
Nassim Usman, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	2016 Inducement Stock Incentive Plan, including form of option award

99.1	Press release regarding expansion of management team issued on April 18, 2016, by Catalyst Biosciences, Inc.

99.2	Press release regarding Inducement Option issued on April 20, 2016, by Catalyst Biosciences, Inc.